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                                                                   Exhibit 23(a)

                            INDEPENDENT AUDITORS' CONSENT


We consent to the reference to our firm under the caption "Experts" and to the use of our Report dated July 31, 1997 included in the Proxy Statement of Moorman Manufacturing Company that is made part of the Registration Statement (Form S-4 No. 333-38083) and related Prospectus of Archer-Daniels-Midland Company for the registration of 14,787,900 shares of its common stock.


/s/ Ernst & Young LLP

ERNST & YOUNG LLP



Minneapolis, Minnesota
December 2, 1997